Exhibit 10.1

FIRST AMENDMENT

TO

FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT AND SECURITY AGREEMENT

Dated as of July 13, 2016

among

SESI, L.L.C.,

as the Borrower,

SUPERIOR ENERGY SERVICES, INC.,

as Parent,

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

and

the Lenders Party Hereto

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT AND SECURITY AGREEMENT (this “Amendment”) dated as of July 13, 2016 is among SESI, L.L.C., a limited liability company duly formed and existing under the laws of the State of Delaware (the “Borrower”), Superior Energy Services, Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Parent”), each of the other Loan Parties party hereto (together with the Borrower and the Parent, the “Obligors”), each of the undersigned Lenders and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of February 22, 2016 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower and certain of its Subsidiaries are parties to that certain Security Agreement, dated as of February 22, 2016 (the “Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties.

C. The Borrower has requested and the Administrative Agent and Lenders constituting the Required Lenders have agreed to make certain changes to the Credit Agreement and the Security Agreement.

D. NOW, THEREFORE, to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment. Unless otherwise indicated, all article, exhibit, section and schedule references in this Amendment refer to articles, exhibits, sections and schedules of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1. Amendments to Section 1.1.

(a) The following definitions are hereby added where alphabetically appropriate:

“Control Agreement” means a deposit account control agreement (or similar agreement), in form and substance reasonably satisfactory to the Administrative Agent, executed by the applicable Loan Party, the Administrative Agent and the relevant depository institution party thereto. Such agreement shall provide a first priority perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, in the applicable Loan Party’s Deposit Account.

“Controlled Account” means a Deposit Account that is subject to a Control Agreement.

“Deposit Account” has the meaning assigned to such term in the Uniform Commercial Code.

“First Amendment” means that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of July 13, 2016 among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Secured Debt” means Funded Indebtedness secured by a Lien.

“Secured Debt Ratio” is defined in Section 6.18.1(a).

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof or of any security instrument relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

“Uncontrolled Account” means (a) Deposit Accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of the Borrower or any Subsidiary, (ii) amounts required to be paid over to an employee benefit plan (as defined in Section 3(3) of ERISA) on behalf of or for the benefit of employees of the Borrower or any Subsidiary and (iii) amounts set aside for payroll and the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the Borrower or any Subsidiary, in each case, then due and owing (or to be due and owing within ninety (90) days), (b) Deposit Accounts which are used as escrow accounts or as a fiduciary or trust accounts, in each case, for the benefit of unaffiliated third parties and (c) other Deposit Accounts of the Loan Parties which in the aggregate, do not have average monthly balances exceeding $15,000,000.

(b) The following defined terms are hereby amended and restated to read as follows:

“Agreement” means this Fourth Amended and Restated Credit Agreement, as amended by the First Amendment and as the same may be further amended or supplemented from time to time.

“Consolidated Net Debt Ratio” is defined in Section 6.18.1(b).

“Pro Forma Basis” means, following a Permitted Acquisition, the calculation of the Funded Indebtedness, Additional Contingent Consideration, Interest Expense and EBITDA components of the Consolidated Net Debt Ratio and Interest Coverage Ratio for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition with reference to the audited historical financial results of the Person, business, division or group of assets acquired in such Permitted Acquisition (or if such audited historical financial results are not available, such management prepared financial statements as are acceptable to the Administrative Agent) and the Borrower and its Subsidiaries for the applicable test period after giving effect on a Pro Forma Basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such test period. For purposes of calculating EBITDA on a Pro Forma Basis, the Borrower may exclude expenses reasonably believed by the Borrower will be saved as a result of the Acquisition, but only to the extent consistent with Regulation S-X of the Securities Act of 1933, as amended.

(c) The definitions of “Consolidated Total Debt Ratio” and “Mandatory Commitment Reduction” are hereby deleted.

2.2. Amendment to Section 2.1.4(a). Section 2.1.4(a) is hereby amended by deleting the instance of “$25,000,000” in clause (i) of the proviso of the first sentence thereof and replacing it with “$15,000,000”.

2.3. Amendment to Section 2.1.5(b). Section 2.1.5(b) is hereby amended by amending and restating the penultimate sentence thereof as follows:

Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent prior to 3:00 p.m. on the date of the proposed Swing Line Loan directing the Swing Line Lender not to make the Swing Line Loan because the Swing Line Loan would exceed the limitations set forth in Section 2.1.4(a) hereof or because all of the conditions to funding in Section 4.2 are not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the proposed Borrowing Date make the Swing Line Loan available to the Borrower by depositing such proceeds in a Deposit Account of the Borrower with the Swing Line Lender that is a Controlled Account on such Borrowing Date in immediately available funds.

2.4. Amendment to Section 2.3. Section 2.3 is hereby amended by deleting (i) the penultimate sentence of subsection “(a)” thereof, (ii) the existing subsection “(b)” thereof in its entirety and re-lettering existing subsection “(c)” thereof as subsection “(b)”; and (iii) the last sentence of the new subsection “(b)”.

2.5. Amendment to Section 2.4. Section 2.4 is hereby amended by deleting existing subsection “(c)” thereof and re-lettering existing subsection “(d) thereof as subsection “(c)”.

2.6. Amendment to Section 2.6. Section 2.6 is hereby amended by deleting the last sentence thereof.

2.7. Amendment to Section 2.7. Section 2.7 is hereby amended by amending and restating the penultimate sentence thereof as follows:

The Administrative Agent will make the funds so received from the Lenders available to the Borrower by promptly crediting the amounts so received, in like funds, to a Deposit Account of the Borrower that is a Controlled Account and designated by the Borrower in the applicable Borrowing Notice.

2.8. Amendment to Section 2.18. Section 2.18(d) is hereby amended and restated as follows:

(d) In no event shall (i) perfection (except to the extent perfected through the filing of Uniform Commercial Code financing statements or analogous filings in the jurisdiction of formation of the applicable Guarantor) be required with respect to letter of credit rights, commercial tort claims, motor vehicles or any other assets subject to certificates of title, (ii) any mortgages be required to be delivered with respect to any real property interests or (iii) Collateral Documents governed by the laws of a jurisdiction other than the United States or any state thereof be required.

2.9. Amendment to Section 4.2. Section 4.2(c) is hereby amended by adding the following immediately prior to the period at the end thereof:

; provided, however, that the proceeds of any Advance made on the applicable Borrowing Date shall not be included in the calculation of the Unrestricted Cash Balance

2.10. Amendment to Section 6.3. Section 6.3 is hereby amended and restated as follows:

6.3 Notice of Default. The Borrower will give prompt notice in writing to the Administrative Agent of the occurrence of any Event of Default or Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, in each case, of which any member of executive management has actual knowledge for at least 10 days.

2.11. Amendment to Section 6.10. Section 6.10 is hereby amended and restated as follows:

6.10 Restricted Payments.

(a) The Parent will not permit any Subsidiary to declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests.

(b) The Parent will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except the Parent may make Restricted Payments, (i) at any time pursuant to and in accordance with stock incentive plans or incentive award plans for it and its Subsidiaries’ respective directors, management or employees and (ii) after September 30, 2017, so long as both (A) at the time of, and immediately after effect has been given to such proposed action, no Event of Default shall have occurred and be continuing (and, based on pro forma financial reports after giving effect to the proposed Restricted Payment, would not reasonably be expected to occur) and (B) on the date the payment of such Restricted Payment is declared, (1) the Consolidated Net Debt Ratio shall be less than 4.50 to 1.00 as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.1, (2) the sum of all outstanding Loans shall be less than $350,000,000 and (3) the aggregate amount of all Restricted Payments made in any fiscal quarter of the Parent shall not exceed a sum equal to $0.08 per share of issued and outstanding capital stock of the Parent; provided, however, that the aggregate amount of all Restricted Payments made pursuant to this clause (ii) shall not exceed $55,000,000 in any fiscal year of the Parent.

2.12. Amendment to Section 6.18.1. Section 6.18.1 is hereby amended and restated as follows:

6.18.1 Secured Debt and Consolidated Net Debt Ratios.

(a) Secured Debt Ratio. The Parent will not permit the ratio, determined on a Pro Forma Basis (the “Secured Debt Ratio”), of (i) the Secured Debt of the Parent and its Subsidiaries, determined on a consolidated basis as of the end of each fiscal quarter (the determination date) to (ii) EBITDA for the four fiscal quarters ending with such determination date, to be greater than the figure set forth below:

Fiscal Quarter End	Maximum Secured Debt Ratio
June 30, 2016	2.75 to 1.00
September 30, 2016	2.75 to 1.00
December 31, 2016	2.75 to 1.00
March 31, 2017	2.75 to 1.00
June 30, 2017	2.75 to 1.00
September 30, 2017	2.75 to 1.00

The Secured Debt Ratio shall not be tested after September 30, 2017.

(b) Consolidated Net Debt Ratio. The Parent will not permit the ratio, determined on a Pro Forma Basis (the “Consolidated Net Debt Ratio”), of (i) the Funded Indebtedness of the Parent and its Subsidiaries, minus Unrestricted Domestic Cash, determined on a consolidated basis as of the end of each fiscal quarter (the determination date) to (ii) EBITDA for the four fiscal quarters ending with such determination date, to be greater than the figure set forth below:

Fiscal Quarter End	Maximum Consolidated Net Debt Ratio
December 31, 2017	5.00 to 1.00
March 31, 2018 and each fiscal quarter end thereafter	4.50 to 1.00

The Consolidated Net Debt Ratio shall not be tested prior to December 31, 2017.

2.13. Amendment to Section 6.18.2. Section 6.18.2 is hereby amended and restated as follows:

6.18.2 [Reserved]

2.14. Amendment to Section 6.18.3. Section 6.18.3 is hereby amended and restated as follows:

6.18.3 Minimum Interest Coverage Ratio. The Parent will not permit the ratio, determined on a Pro Forma Basis (the “Interest Coverage Ratio”), of (a) EBITDA for the four fiscal quarters ending with each fiscal quarter (the determination date) to (b) Interest Expense actually paid in cash during the four fiscal quarters ending with such determination date, to be less than the figure set forth below:

Fiscal Quarter End	Interest Coverage Ratio
June 30, 2016	1.10 to 1.00
September 30, 2016	1.10 to 1.00
December 31, 2016	1.10 to 1.00
March 31, 2017	1.10 to 1.00
June 30, 2017	1.10 to 1.00
September 30, 2017	1.25 to 1.00
December 31, 2017	2.50 to 1.00
March 31, 2018 and each fiscal quarter thereafter	3.00 to 1.00

2.15. Amendment to Section 6.18.4. Section 6.18.4 is hereby amended and restated as follows; provided that, for the avoidance of doubt, the last paragraph of Section 6.18, which appears after Section 6.18.4 is not modified:

6.18.4 Minimum Unrestricted Cash Balance. The Parent will not permit unrestricted cash or Cash Equivalents (the “Unrestricted Cash Balance”) of the Parent and its Subsidiaries at any time to be less than: (a) $50,000,000 if the aggregate Extensions of Credit are less than or equal to $25,000,000, (b) $100,000,000 if the aggregate Extensions of Credit are greater than $25,000,000 but less than or equal to $75,000,000, (c) $150,000,000 if the aggregate Extensions of Credit are greater than $75,000,000 but less than or equal to $100,000,000 and (d) $200,000,000 if the aggregate Extensions of Credit are greater than $100,000,000; provided, that for purposes this Section 6.18.4, the Unrestricted Cash Balance shall be determined net of any fees or taxes paid, payable or that would be payable upon the repatriation of such unrestricted cash or Cash Equivalents to a U.S. Person, and, concurrently with the delivery of each Compliance Certificate pursuant to Section 6.1(a)(iii), the Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent which sets forth the calculation of the Unrestricted Cash Balance net of such fees or taxes; provided, further, that if the Unrestricted Cash Balance attributable solely to U.S. Persons equals or exceeds the amount required under this Section 6.18.4, as applicable, then a certificate from an Authorized Officer of the Borrower which sets forth the calculation of the Unrestricted Cash Balance with respect to unrestricted cash or Cash Equivalents of such U.S. Persons shall be substantively satisfactory to the Administrative Agent. For the avoidance of doubt, Parent and its Subsidiaries shall not be required to repatriate any such unrestricted cash or Cash Equivalents to a U.S. Person.

2.16. Amendment to Section 6.20. Section 6.20 is hereby amended by amending and restating clause (a) thereof as follows:

(a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Notes (other than with the net cash proceeds of any offerings of Equity Interests or refinancing, refunding, renewal or extension of such indebtedness (without increasing (other than by the costs, fees, and expenses and by accrued and unpaid interests and premium paid in connection with any such refinancing, renewal or extension), or shortening the maturity of, the principal amount thereof)) if, at the time of and immediately after effect has been given to such proposed action, (i) there are any outstanding Loans or (ii) an Event of Default has occurred and is continuing (or, based on pro forma financial reports after giving effect to the proposed action and any concurrent repayment of debt, would reasonably be expected to occur); or

2.17. Amendment to Section 6.22. Section 6.22 is hereby amended by replacing all references to “operating and depositary accounts” and “operating and Deposit accounts”, in each case, with “operating accounts and Deposit Accounts”.

2.18. Amendment to Article VI. Article VI is hereby amended by adding the following new Section 6.23 where numerically appropriate:

Section 6.23 Controlled Accounts. The Borrower will, and will cause each of its Subsidiaries that are Loan Parties to, promptly notify the Administrative Agent of any Deposit Account (other than Uncontrolled Accounts for so long as such accounts remain Uncontrolled Accounts) that is established, held or maintained by the Borrower or any of its Subsidiaries that is a Loan Party that is not otherwise listed on Schedule 4. The Borrower will cause, and will cause each of its Subsidiaries that are Loan Parties to cause, any Deposit Account (other than Uncontrolled Accounts for so long as such accounts remain Uncontrolled Accounts) (a) established, held or maintained by the Borrower or any such Subsidiary on the Amendment Effective Date (as defined in the First Amendment) to be a Controlled Account not later than thirty (30) days following the Amendment Effective Date (or such later date as agreed by the Administrative Agent in its reasonable discretion) and (b) established, held or maintained by the Borrower or any such Subsidiary after the Amendment Effective Date to be a Controlled Account prior to making any deposits into such Deposit Account.

2.19. Amendment to Section 7.3. Section 7.3 is hereby amended and restated as follows:

7.3 The breach by the Parent or Borrower of any of the terms or provisions of Section 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.18 or 6.20.

2.20. Amendment to Schedules.

(a) Schedule 1 and Schedule 2 are hereby amended and restated to read as set forth on Schedule 1 and Schedule 2 attached hereto, respectively.

(b) Schedule 4 attached hereto is hereby added as a new schedule.

2.21. Amendment to Exhibit A; Reduction of Aggregate Commitment. Exhibit A is hereby amended and restated to read as set forth on Exhibit A attached hereto. Effective as of the Amendment Effective Date, the Aggregate Commitment is hereby reduced to $400,000,000, and shall remain the Aggregate Commitment until otherwise reduced or modified in accordance with the Credit Agreement.

Section 3. Amendments to Security Agreement.

3.1. Amendments to Section 1.3 of the Security Agreement.

(a) The following defined term is hereby added where alphabetically appropriate:

“Deposit Accounts” means all “deposit accounts” (as defined in the Uniform Commercial Code).

(b) The following defined terms are hereby amended and restated to read as follows:

“Collateral” means all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights, Deposit Accounts and Other Collateral, wherever located, in which the Debtor now has or hereafter acquires any right or interest, and the Proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

“Other Collateral” means any property of the Debtor, other than real estate, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights and Deposit Accounts, including, without limitation, all cash on hand and any other deposits of money (general or special, time or demand, provisional or final) with any bank or other financial institution, and all rights to receive interest on said deposits, it being intended that the Collateral include all property of the Debtor other than real estate.

“Receivables” means the Accounts, Chattel Paper, Documents or Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

(c) The definition of “Pledged Deposits” is hereby deleted.

3.2. Amendment to Section 4.4 of the Security Agreement. Section 4.4 of the Security Agreement is hereby amended and restated as follows:

4.4 Instruments, Securities, Chattel Paper and Documents. Each Debtor will (i) deliver to the Administrative Agent promptly after execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments (if any then exist), (ii) hold in trust for the Administrative Agent upon receipt and promptly (and in any event within 30 days of receipt) thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral and (iii) upon the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral.

3.3. Amendment to Section 4.5 of the Security Agreement. Section 4.5 is of the Security Agreement hereby deleted in its entirety.

Section 4. Conditions Precedent. This Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.12) (such date, the “Amendment Effective Date”):

4.1. Execution and Delivery. The Administrative Agent shall have received from the Obligors and Lenders constituting the Required Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person.

4.2. Payment of Fees and Expenses. The Administrative Agent and the Lenders shall have received (a) all fees required to be paid on the Amendment Effective Date including, without duplication, an amendment fee for the account of each Lender that delivers and executes its signature page consenting to the Amendment by 5:00 p.m. Houston, Texas time on July 12, 2016, in an amount equal to 0.05% in respect of such Lender’s Commitment under the Credit Agreement in effect on the Amendment Effective Date after giving effect to Section 2.21 hereof and (b) all other fees and amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the Amendment Effective Date, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3. No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1. Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

5.2. Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are stated to relate solely to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and (ii) no Default or Event of Default has occurred and is continuing.

5.3. No Waiver; Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

5.4. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.5. NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6. GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	SESI, L.L.C.

	By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

PARENT:	SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

1105 PETERS ROAD, L.L.C.

ALLIANCE ENERGY SERVICE CO. LLC

COMPLETE ENERGY SERVICES, INC.

H.B. RENTALS, L.C.

INTEGRATED PRODUCTION SERVICES, INC.

STABIL DRILL SPECIALTIES, L.L.C.

SUB-SURFACE TOOLS, L.L.C.

SUPERIOR ENERGY SERVICES-NORTH AMERICA

SERVICES, INC.

TEXAS CES, INC.

WARRIOR ENERGY SERVICES CORPORATION

WILD WELL CONTROL, INC.

WORKSTRINGS INTERNATIONAL, L.L.C.

	By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Vice President and Treasurer

MONUMENT WELL SERVICE CO. PUMPCO ENERGY SERVICES, INC.

	By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Vice President, Treasurer and Assistant Secretary

SUPERIOR ENERGY SERVICES, L.L.C.

	By:	/s/ Robert S. Taylor
	Name:	Robert S. Taylor
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to First Amendment to

Fourth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT, ISSUING LENDER AND LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Darren Vanek
	Name:	Darren Vanek
	Title:	Executive Director

Signature Page to First Amendment to

Fourth Amended and Restated Credit Agreement

SWING LINE LENDER AND LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Benjamin Kerr
	Name:	Benjamin Kerr
	Title:	Portfolio Manager – VP

Signature Page to First Amendment to

Fourth Amended and Restated Credit Agreement

ISSUING LENDER AND LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Tyler Ellis
	Name:	Tyler Ellis
	Title:	Senior Vice President

Signature Page to First Amendment to

Fourth Amended and Restated Credit Agreement

LENDER:	WHITNEY BANK

	By:	/s/ Hollie L. Ericksen
	Name:	Hollie L. Ericksen
	Title:	Senior Vice President

Signature Page to First Amendment to

Fourth Amended and Restated Credit Agreement

LENDER:	ROYAL BANK OF CANADA

	By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

Signature Page to First Amendment to

Fourth Amended and Restated Credit Agreement

LENDER:	THE BANK OF NOVA SCOTIA

	By:	/s/ John Erazell
	Name:	John Erazell
	Title:	Director

Signature Page to First Amendment to

Fourth Amended and Restated Credit Agreement

LENDER:	CITIBANK, N.A.

	By:	/s/ Tariq Masaud
	Name:	Tariq Masaud
	Title:	Vice President

Signature Page to First Amendment to

Fourth Amended and Restated Credit Agreement

SCHEDULE 1

COMMITMENT AMOUNTS OF THE LENDERS

Name of Lender	Commitment	Total Pro Rata Share
JPMorgan Chase Bank, N.A.	$85,061,137.69	21.3%
Wells Fargo Bank, N.A.	$72,301,967.04	18.1%
Bank of America, N.A.	$55,289,739.50	13.8%
Capital One, National Association	$42,530,568.85	10.6%
Whitney Bank	$39,340,776.18	9.8%
Royal Bank of Canada	$38,702,817.65	9.7%
The Bank of Nova Scotia	$36,150,983.52	9.0%
Citibank, N.A.	$30,622,009.57	7.7%

Aggregate Commitment	$400,000,000.00	100.000000000%

The remaining schedules and exhibits have been intentionally omitted and will be made available to the Securities and Exchange Commission upon request.